UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

February 29, 2008 Date of Report (Date of earliest event Reported)

L & L FINANCIAL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA	000-32505	91-2103949
(State of Incorporation) (Commission File Number) (I.R.S. Employer Identification No.)

720 Third Avenue, Suite# 1611, Seattle, WA 98104

(Address of principal executive offices) (Zip Code)

(206) 264-8065

Registrant' s Telephone Number, Including Area Code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant' s Business and Operations

N/A

Section 2 - Financial Information

N/A

Section 3 - Securities and Trading Markets

N/A

Section 4 - Matters Related to Accountants and Financial Statements

N/A

Section 5 - Corporate Governance and Management

Mr. Gene M. Bennett, CPA, becomes L&L CFO.

  Mr. Bennett has experience working with institutional funds and serving as Chairman of Audit Committees of public traded companies including China Fire & Security Group, Inc (CFSG). He was associated with Grant Thornton an international auditing firm in 1983, and taught basic law, accounting at University of Hawaii, and Chapman University from 1986 to 1993. Mr. Bennett is working toward his DBA degree at City University of Hong Kong specializes in corporate governance. He received BA degree in Accounting from Michigan State University and took few courses at University of Michigan' s JD program. Gene understands well of the US GAAP. Having been working and living at Beijing for four years since 2004, he understands two cultures. Mr. Bennett' s CFO position becomes effective on March 1, 2008.

Section 6 - Asset-backed Securities N/A Section 7 - Regulation FD N/A Section 8 - Other Events N/A Section 9 - Financial Statements and Exhibits N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L FINANCIAL HOLDINGS, INC.

By: /S/ Paul Lee

Date: February 29, 2008

Paul Lee, Chairman